EXHIBIT 10.3

FRANKLIN BANK CORP.
DEFERRED COMPENSATION PLAN
INITIAL (AFTER INITIAL PARTICIPATION OR AFTER DISTRIBUTION)
DISTRIBUTION ELECTION FORM

SECTION 1. Timing of Distribution [check one].

     (a) ☐ I hereby elect to commence distribution of the balance of the “Account” maintained for me under the Franklin Bank Corp. Deferred Compensation Plan (“Plan”) as of the earlier to occur of (A) the first day of (choose one of the following) ☐ January, ☐ April, ☐ July or ☐ October, in the year                      or (B) my termination of service or employment with Franklin Bank Corp. (“Company”) or Franklin Bank, S.S.B. (“Bank”).

I understand that if the event described in (A) above occurs first, payments(s) with respect to my Account shall occur or commence within 30 days from such date. I understand that if the event described in (B) above occurs first, payments(s) with respect to my Account shall occur as soon as reasonably possible after terminating employment or service, but no later than 3 months after the end of the month in which such termination occurs (except as set forth below).

     (b) ☐ I hereby elect to commence distribution of the balance of the “Account” maintained for me under the Plan as of the date of my termination of employment or service with the Company or Bank. I understand the payment(s) with respect to my Account shall occur as soon as reasonably possible after my termination of employment or service, but no later than 3 months after the end of the month in which such termination occurs (except as set forth below.)

Nothwithstanding any election made above, payments made upon a termination of employment or service (other than death or disability) for a participant who is a “key employee” (as defined in Section 416(i) of the Internal Revenue Code of 1986, as amended) shall not be made or commence before the date which is 6 months after the date of such termination of employment or service.

SECTION 2. Form of Distribution [check one]. I understand and agree that the balance of the Account maintained for me under the Plan will be payable in the following form as elected and set forth in Section 1 above:

     ☐    Paid to me in a single lump sum payment.

     ☐    Paid to me in                     annual installment(s) [not more than 10].

By signing this Initial Distribution Form, I agree to the terms and conditions of the Plan as it now exists and as it may be amended from time to time.

Date of Election:
Signature of Participant

Printed Name of Participant